UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Williams Scotsman International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Williams Scotsman International, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236

March 31, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Williams Scotsman International, Inc. (the “Company”) at 8211 Town Center Drive, Baltimore, Maryland  21236 on April 27, 2006 at 9:30 a.m.

At the meeting you will be asked to consider and vote on the election of directors and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The Board of Directors has unanimously approved the re-election of James N. Alexander, Michael F. Finley and Stephen A. Van Oss as directors of the Company and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm and recommends that you vote FOR each of them.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2005 is also enclosed.

The formal notice of the Annual Meeting of Stockholders and the proxy statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented. The proxy card is revocable and will not affect your right to vote in person if you attend the meeting.

Very truly yours,
GERARD E. HOLTHAUS
Chairman, President
and Chief Executive Officer

Williams Scotsman International, Inc.

8211 Town Center Drive
Baltimore, Maryland 21236

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
APRIL 27, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Williams Scotsman International, Inc., a Delaware corporation (the “Company”), will be held at our offices located at 8211 Town Center Drive, Baltimore, Maryland 21236, on April 27, 2006, at 9:30 a.m. local time, for the following purposes:

1.    To elect three directors for a three year term ending at the Annual Meeting of Stockholders to be held in 2009 and until their respective successors are duly elected and qualify.

2.    To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2006.

3.    To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on March 6, 2006 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of stockholders as of the record date will be available for inspection at the Company’s corporate headquarters during business hours for a period of ten days before the Annual Meeting.

The primary purpose of the 2006 Annual Meeting will be to tabulate the votes cast on the above matters. It is not anticipated that any other business will be conducted at that time.

We invite your attention to the attached Proxy Statement and to the enclosed Annual Report of the Company for the year ended December 31, 2005.

By Order of the Board of Directors,

JOHN B. ROSS
Corporate Secretary

Baltimore, Maryland
March 31, 2006

YOUR VOTE IS IMPORTANT!  EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

Williams Scotsman International, Inc.

8211 Town Center Drive
Baltimore, Maryland 21236

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished to stockholders of Williams Scotsman International, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held at our offices located at 8211 Town Center Drive, Baltimore, Maryland 21236, on April 27, 2006, at 9:30 a.m. local time, and at any adjournment or postponement thereof.

Solicitation

The solicitation of proxies is being made primarily by mail, but directors, officers and employees of the Company, none of whom will receive additional compensation therefor may also engage in the solicitation of proxies by telephone, telegraph or other means. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April 6, 2006.

Voting Rights and Outstanding Shares

The Board of Directors of the Company has fixed the close of business on March 6, 2006 as the record date ( the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, 39,337,099 shares of Common Stock, $0.01 par value per share (“Common Stock”), of the Company were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The presence, in person or by proxy, of at least a majority of the total outstanding number of shares of Common Stock entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

A stockholder may, with respect to the election of directors, (i) vote “FOR” the election of the named director nominees, (ii) “WITHHOLD AUTHORITY” to vote for all named director nominees, or (iii) vote for the election of all director nominees other than any nominee with respect to whom the stockholder withholds authority to vote. A stockholder may, with respect to each other matter specified in the notice of meeting, (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.

All shares of Common Stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are indicated, the shares of Common Stock represented by a properly submitted proxy will be voted “FOR” the election of each of the named director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. These “nonvoted shares,” i.e., shares subject to a proxy which are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

A proxy may be revoked at any time before its exercise by the filing of a written revocation with John B. Ross, Corporate Secretary of the Company, by timely providing a later-dated proxy, or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

Attendance at the Annual Meeting

When you enter the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you hold Common Stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

Required Vote

The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the three persons receiving the greatest number of votes will be elected to serve as directors. Therefore, assuming the presence of a quorum at the Annual Meeting and that no additional nominees are nominated, withholding authority to vote for a director(s) and “nonvoted shares” with respect to the election of directors will not affect the outcome of the election of directors.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2006. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. “Nonvoted shares” with respect to such a matter will not be considered as entitled to vote on the matter and thus will not affect the determination of whether the matter is approved.

As of March 28, 2006, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Submission of a proxy, however, confers on the designated proxy, the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting to the same extent as the person signing the proxy would be entitled to vote. Any decision to adjourn the meeting would be made by the person presiding over the meeting (to the extent permitted applicable by law) or by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on these proposals. Proxies would be voted in favor of adjournment if there are not enough shares present at the meeting to constitute a quorum. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

PROPOSAL 1.   Election of Directors

The Board of Directors has nominated Messrs. James N. Alexander, Michael F. Finley, and Stephen A. Van Oss for re-election to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2009 and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

The Board of Directors recommends a vote “FOR” the election of the named director nominees.

Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of this Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2009 Annual Meeting

Name	Age	Director Since	Principal Occupation and Business Experience	Other Public Company Directorships
James N. Alexander	46	1997	Mr. Alexander has been a Managing Partner of Oak Hill Investment Management and its predecessors since June 2001, and a Vice President of Keystone Group, L.P. and its predecessors since August 1995.
Michael F. Finley	44	1997

Mr. Finley has been a Managing Director of Cypress Group L.L.C. (“Cypress”) since 1998 and has been a member of Cypress since its formation in April 1994. Prior to joining Cypress, he was a Vice President in the Merchant Banking Group at Lehman Brothers Inc.

Stephen A. Van Oss	51	2005

Mr. Van Oss is the Senior Vice President and the Chief Financial and Administrative Officer of WESCO International, Inc. (“WESCO”). From 2000 to July 2004 Mr. Van Oss served as the Vice President and Chief Financial Officer of WESCO.

Directors Continuing in Office

Name	Age	Director Since	Principal Occupation and Business Experience	Other Public Company Directorships
Gerard E. Holthaus	56	1994

Mr. Holthaus has served as a Director since 1994 and as Chairman of our board since April 1999. He has served as President and Chief Executive Officer since April 1997, and as President and Chief Operating Officer from October 1995 to April 1997, and was Executive Vice President and Chief Financial Officer prior to that.

				Mr. Holthaus serves on the Board of Directors of FTI Consulting, Inc.
Steven B. Gruber	48	2002

Mr. Gruber has been a Managing Partner of Oak Hill Capital Management, Inc. since February 1999, and a Managing Partner of Oak Hill Capital Management II, LLC since December 2004. Mr. Gruber also serves as an officer of Insurance Partners Advisors, L.P., an investment advisor to Insurance Partners, L.P., and as a Vice President of Keystone Group, L.P.

				Mr. Gruber is a director of American Skiing Company and of Blackboard, Inc.
James A. Flick, Jr.	71	2005

Mr. Flick was elected as a director of our board and appointed as the Chairman of our Audit Committee in September 2005. Mr. Flick had been a Special Executive of Willscot Equipment LLC (“Willscot”), a wholly owned subsidiary of Williams Scotsman, Inc. (a position substantially equivalent to a director of a corporation that must be held by an independent person who is required to approve certain actions of Willscot) from 1997. Mr. Flick resigned from that position prior to his election as our director. He has been the President and Chief Executive Officer of Winnow, Inc., a consulting company, since 1994. Mr. Flick is a certified public accountant who was associated with the accounting firm of Ernst & Young LLP for 26 years.

				Mr. Flick is a director of FTI Consulting, Inc.

James L. Singleton	50	2005

Mr. Singleton, a former director of our Company between May 1997 and April 2001, was elected to our board, effective February 28, 2005. Mr. Singleton was until December 2005, the Co-Chairman of The Cypress Group, LLC, a private equity firm which he co-founded in April 1994. He has served on numerous public and private company boards.

Mr. Singleton is a director of WESCO and Danka Business Solutions PLC.

Board Structure and Compensation

Composition of our Board of Directors

Our Board consists of seven directors. Our board is divided into three classes as described below, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of stockholders. Messrs. Alexander, Finley and Van Oss serve as Class I directors (with a term expiring in 2006). Messrs. Gruber and Singleton serve as Class II directors (with a term expiring in 2007). Messrs. Holthaus and Flick serve as Class III directors (with a term expiring in 2008). We expect to appoint one additional director to the Board of Directors, who would be deemed independent under applicable federal securities laws and the rules of the Nasdaq National Market by September 2006.

Board Independence

The Board has determined that each of the current directors, other than Mr. Holthaus, are independent as a member of the Board of Directors under the applicable federal securities laws and the rules of the Nasdaq National Market, as currently in effect. Furthermore, the Board has determined that none of the members of the three standing committees of the Board of Directors has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) .

Meetings and Committees of the Board of Directors

The Board of Directors met six times during 2005. Each incumbent director who served on the Board of Directors in 2005 attended at least 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2005.  Mr. Flick, who was elected to the Board effective September 19, 2005, attended one meeting, and Mr. Van Oss, who was elected to the Board on December 17, 2005, attended no meetings in 2005. While we do not have a formal policy requiring them to do so, directors are expected to attend the Company’s Annual Meeting of stockholders. No directors attended the 2005 Annual Meeting of Stockholders when the Company was privately held.

Executive Committee.   Our Executive Committee serves as a general advisory committee to the Board of Directors. For many years, it has been a vehicle for the preliminary discussion of a wide range of business matters prior to their submission to the full Board of Directors. This committee has no charter and no compensation is paid to its members for serving on this committee. Meetings are held on an “as needed” basis, mostly by telephone, and no minutes are kept. This committee does not exercise any authority, but serves in an advisory capacity only. During 2005, the Executive Committee held no formal meetings. Messrs. Gruber, Holthaus and Singleton currently serve on this committee.

Our Board of Directors has three standing committees:  an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. By September 2006, each of these committees is required to be comprised entirely of independent directors. Except for the Audit Committee as described below, each of these committees is comprised solely of independent directors. The following is a brief description of our committees.

Audit Committee.   Our Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent auditors’ qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also reviews and approves all related-party transactions in accordance with the rules of the Nasdaq National Market. A copy of the Audit Committee charter is included as an appendix to the proxy. The Audit Committee held five meetings during 2005.

Messrs. Flick, Finley and Van Oss are members of our Audit Committee. Mr. Flick is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Flick qualifies as an audit committee financial expert under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002, and meets the independence and the experience requirements of the Nasdaq National Market and the federal securities laws. Mr.Van Oss was appointed to the Audit Committee and replaced Mr. Alexander in December 2005. Mr. Finley is a Managing Director of Cypress, which held approximately 24.73% of our Common Stock as of February 28, 2006. Mr. Finley is not independent as a member of the Audit Committee under applicable federal securities laws. He is serving as a member in the transition period. An additional independent member will be appointed by September 2006 to replace Mr. Finley, at which time the members of the Audit Committee will be independent under the federal securities laws and the rules of the Nasdaq National Market.

Compensation Committee.   Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Compensation Committee also administers the issuance of equity awards under our equity incentive plans. The Compensation Committee is also responsible for producing the annual report on executive compensation as included in this proxy statement. Messrs. Gruber, Singleton, and Alexander are the current members of our Compensation Committee and meet the independence requirements of the Nasdaq National Market and the federal securities laws. Mr. Gruber is chairman of the Compensation Committee. A copy of the Compensation Committee charter is available for review on our website www.willscot.com, under the heading “Investor Relations”. The committee held two meetings during 2005.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee nominates candidates for election to our Board of Directors and develops and recommends to the Board of Directors corporate governance guidelines that are applicable to us. The Nominating and Corporate Governance Committee is governed by a charter, a copy of which is available for review on our website www.willscot.com under the heading “Investor Relations”. Messrs. Singleton and Gruber are members of our Nominating and Corporate Governance Committee and meet the independence requirements of the Nasdaq National Market and the federal securities laws. Mr. Singleton is Chairman of the Nominating and Corporate Governance Committee  The committee held one meeting during 2005.

The Board of Directors has not adopted any formal policies or procedures with regard to the consideration of any director candidates recommended by stockholders. Stockholders should send their recommendations to the Secretary of the Company at 8211 Town Center Drive, Baltimore, Maryland  21236. In general, the Board of Directors would require the consent of any proposed director candidate to be considered and to be nominated, and such persons’ undertaking to serve if elected, as well as the type of information that must be disclosed by and about directors, nominees, and executive officers of the Company under the federal securities laws and as may now or hereafter be required by the Company’s charter and by-laws as to stockholder nominees. Further, the Nominating and Corporate Governance Committee could seek information about a candidate’s specific attributes, including a candidate’s business experiences, experience as a director, community involvement and public credibility. The Board of Directors believes that these informal standards are sufficient to serve the Company’s needs.

Director Compensation

The following compensation is received by directors who are not executive officers of the Company. Directors receive an annual fee of $25,000. In addition, directors  receive a fee of $1,500 for each board meeting they attend ($750 if they attend telephonically). In addition, each member of a board committee receives a fee of $1,500 for each committee meeting they attend ($750 if they attend telephonically). Committee chairpersons for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also receive annual fees of $15,000, $10,000 and $7,500, respectively. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. Each director (other than Mr. Van Oss) received an award of restricted stock units valued at $45,000 at the date of grant in connection with our initial public offering. Mr. Van Oss received the same award upon his election as a director of the Company. Each director also receives an annual award of restricted stock units valued at $45,000 at the date of the grant. The restricted stock unit awards vest within six months of the grant date and will be settled in shares of our Common Stock at such time as provided for in the applicable award agreement. The shares received in respect of the restricted stock unit awards cannot be sold or transferred until one year after the recipient has ceased to serve as a director of the Company (except for the extent necessary to cover taxes or for estate planning purposes).

Executive Sessions

It is our Board’s policy to hold executive sessions without the presence of management, including the chief executive officer. Executive sessions of independent directors may be held in connection with regularly scheduled meetings of our Board and at other times as necessary. Committees of our Board may also meet in executive session as deemed appropriate.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Corporate Secretary of the Company at:  Williams Scotsman International, Inc., 8211 Town Center Drive, Baltimore, Maryland  21236. The envelope should indicate that a stockholder communication to a director or the Board of Directors is enclosed. The Corporate Secretary shall forward the correspondence to the director or directors to whom it is addressed.

PROPOSAL 2.   Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006, and the Company seeks ratification of such appointment by the stockholders. Ernst & Young LLP has audited our financial statements commencing with the year ended December 31, 1995.

Stockholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to answer questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

Security Ownership Of Management And Principal Stockholders

The following table sets forth information regarding the ownership of Common Stock of the Company, as of February 28, 2006 by (i) all stockholders known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the directors and the other executive officers for whom such reporting is required during 2005 (the “Named Executive Officers”), and (iii) all directors and Named Executive Officers as a group.

	Beneficial Ownership Common Stock
	Shares	(%)
Name of Beneficial Owner
Cypress Merchant Banking Partners L.P.(1)	9,247,081	23.51
c/o The Cypress Group L.L.C. 65 East 55th Street New York, NY 10022
Cypress Offshore Partners L.P.(1)	478,946	1.22
c/o The Cypress Group L.L.C. 65 East 55th Street New York, NY 10022
Scotsman Partners, L.P.(2)	9,726,027	24.73
201 Main Street Fort Worth, TX 76102
ValueAct Capital Master Fund, L.P.(3)	3,900,000	9.92
435 Pacific Avenue, Fourth Floor San Francisco, CA 94133
Odyssey Investment Partners Fund, LP(4)	2,724,986	6.92
280 Park Avenue New York, NY 10017
James N. Alexander(5)(7)	2,812	*
Michael F. Finley(6)(7)	8,812	*
Steven B. Gruber(5)(7)	2,812	*
James L. Singleton(6)(7)	2,812	*
James A. Flick, Jr.(8)(7)	7,812	*
Stephen A. Van Oss(8)	4,500	*
Gerard E. Holthaus(8)(9)	1,087,383	2.70
Robert C. Singer(8)(9)	121,278	*
Joseph F. Donegan(8)(9)	367,994	*
William C. LeBuhn(8)(9)	309,041	*
John B. Ross(8)(9)	206,838	*
All executive officers and directors as a group (11 persons)	2,122,093	5.14

*                    less than 1%

(1)          Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (together, “Cypress Stockholders”) are controlled by The Cypress Group L.L.C. or affiliates thereof. Cypress Associates L.P. is the general partner of Cypress Offshore Partners L.P. and Cypress Merchant Banking Partners L.P. The Cypress Group L.L.C. is the general partner of Cypress Associates L.P. The  Cypress Group L.L.C. and Cypress Associates L.P. may be deemed to be the beneficial owners of the securities beneficially owned by Cypress Offshore Partners L.P. and Cypress Merchant Banking Partners L.P. only to the extent of their pecuniary interest therein. The Cypress Group L.L.C. and Cypress Associates L.P. disclaim any beneficial interests in excess of such amount. Certain executives of The Cypress Group L.L.C., including Mr. Michael F. Finley, may be deemed to share beneficial ownership of the shares shown as beneficially owned by Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. Each of such individuals disclaims beneficial ownership of such shares.

(2)          Mr. J. Taylor Crandall is the sole stockholder of Group 31, Inc. (“Group 31”), which is the general partner of Scotsman Partners, L.P., a related party to the Keystone Group, L.P. (“Scotsman Partners”, together with Cypress Stockholders, comprise the “Investor Stockholders”). Group 31 and Mr. Crandall may be deemed to be the beneficial owner of the securities beneficially owned by Scotsman Partners, L.P. to the extent of his or its pecuniary interest therein. Group 31 and Mr. Crandall disclaim any beneficial interests in excess of such amount. The address of Mr. Crandall and Group 31 is the same as Scotsman Partners. Mr. Crandall is a Managing Partner of Oak Hill Capital Management, Inc. and Oak Hill Capital Management II, LLC.

(3)          ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), is a limited partnership organized under the laws of the British Virgin Islands. VA Partners, L.L.C. (“VA Partners”) is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Master Fund. Mr. Jeffrey W. Ubben, Jr., Mr. George F. Hamel, Jr. and Mr. Peter H. Kamin are each managing members, principal owners and controlling persons of VA Partners, and directors and such activities constitute their principal occupations. Such information and the number of shares listed in the table are based solely upon the Amendment No. 2 to the  Schedule 13D filed with the Commission on November 11, 2005.

(4)          Includes 5,556 shares that are beneficially owned by Odyssey Coinvestors, LLC, an affiliate of Odyssey Investment Partners, LLC (together, “Odyssey Investment Group”). The General Partner of Odyssey Investment Partners Fund, LP is Odyssey Capital Partners, LLC, a Delaware limited liability company (the “General Partner of Odyssey”) and the Managing Member of Odyssey Coinvestors, LLC is Odyssey Investment Partners, LLC, a Delaware limited liability company. Odyssey Capital Partners, LLC is the indirect beneficial owner of the securities beneficially owned by Odyssey Investment Partners Fund, LP. Odyssey Investment Partners, LLC is the indirect beneficial owner of the securities beneficially owned by Odyssey Coinvestors, LLC. Stephen Berger, William Hopkins, Brian Kwait and Muzzi Mirza are Managing Members of Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC, and, therefore, may each be deemed to share voting and investment power with respect to the shares and votes deemed to be owned by the General Partner of Odyssey and Odyssey Investment Partners, LLC. Each of Messrs. Berger, Hopkins, Kwait and Mirza disclaims beneficial ownership of such shares.

(5)          Such person’s address is c/o Scotsman Partners.

(6)          Such person’s address is c/o Cypress Merchant Banking Partners L.P.

(7)          Includes 2,812 restricted stock units.

(8)          Such person’s address is c/o the address of the company’s principal executive offices.

(9)          Includes 942,489, 121,278, 354,304, 297,632, and 201,134 shares held as options by Messrs. Holthaus, Singer, Donegan, LeBuhn, and Ross, respectively.

EXECUTIVE OFFICERS AND COMPENSATION

We have set forth below information about each of our executive officers who is not also a director.

Name	Age	Officer Since	Principal Business Experience for Past Five Years
Joseph F. Donegan	55	2005

Mr. Donegan became our Executive Vice President of U.S. Field Operations in March 2005. Since May 2001, he has also served as Executive Vice President of U.S. Field Operations for Williams Scotsman, Inc. (“Williams Scotsman”). He also served as Senior Vice President and Northern Division Manager of Williams Scotsman since September 1996. Mr. Donegan has 29 years of experience within the industry, and 20 years with Williams Scotsman.

Robert C. Singer	50	2005

Mr. Singer joined us on February 28, 2005 and is our Executive Vice President and Chief Financial Officer. Prior to joining our Company, Mr. Singer had been Senior Vice President and Chief Financial Officer of TESSCO Technologies, Inc. since 1999. From 1983 to 1999, Mr. Singer held progressive executive financial positions with McCormick and Company, Inc.

William C. LeBuhn	43	2005

Mr. LeBuhn became our Senior Vice President and Chief Administrative Officer in March 2005. Mr. LeBuhn has also served as Williams Scotsman’s Senior Vice President and Chief Administrative Officer since March 2002 with responsibilities for Marketing, Human Resources, and Information Systems. From July 1999 to March 2002, he served as Williams Scotsman’s Vice President-Marketing and Human Resources.

John B. Ross	57	1995

Mr. Ross has been our Vice President, General Counsel and Secretary since February 1995. Prior to joining the Company, Mr. Ross was Corporate Counsel for MNC Leasing Corporation from 1983 to 1991 and Special Assets Counsel for MNC Financial, Inc. from 1991 to 1993. Prior to joining MNC Leasing Corporation and during the period from 1993 to 1995, he was engaged in the private practice of law in North Carolina and Maryland, respectively.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation paid or accrued for the last three completed fiscal years of our Chief Executive Officer and our four next highly compensated executive officers (the “Named Executive Officers”) during 2005.

	Annual Compensation(1)			Long-Term Compensation
				Securities
				Underlying	All Other
	Year	Salary	Bonus(2)(3)	Options	Compensation(4)
Gerard E. Holthaus	2005	$486,000	$315,900	144,000	$8,258
President and Chief Executive Officer	2004	496,885	162,000	—	6,108
	2003	461,784	—	205,362	6,275
Joseph F. Donegan	2005	259,231	188,549	57,500	4,138
Executive Vice President—	2004	258,175	139,500	—	1,865
U.S. Field Operations	2003	241,573	90,000	76,060	1,651
Robert C. Singer(5)	2005	248,077	262,500	171,591	4,200
Executive Vice President and
Chief Financial Officer
William C. LeBuhn	2005	177,308	89,700	43,000	3,546
Senior Vice President and	2004	176,425	57,600	—	1,443
Chief Administrative Officer	2003	165,178	—	49,439	1,363
John B. Ross	2005	129,500	36,750	5,750	2,590
Vice President and General Counsel	2004	128,154	26,250	—	1,282
	2003	118,518	18,900	7,606	1,020

(1)   As permitted by rules established by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites where such amounts do not in the aggregate exceed the lesser of 10% of salary plus bonus or $50,000.

(2)   Effective June 2005, the Compensation Committee of our board approved the 2005 Management Incentive Plan to be paid during the first quarter of 2006. Annual bonuses are paid to key management personnel pursuant to a formula tied to annual budgeted EBITDA performance. If the targeted performance is achieved, a bonus is paid in an amount equal to a fixed dollar amount. If performance exceeds targeted levels, bonuses may be paid at an accelerated rate based on a formula not to exceed 2.5 times the fixed dollar amount. If minimum targets are not achieved, no bonuses are paid. Annual bonuses for the Company’s Chief Executive Officer, and all other Executive Officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee. For Mr. Singer, the amount includes a $100,000 signing bonus paid upon his employment commencing February 28, 2005.

(3)   Mr. Donegan’s bonus payments include $97,500, $58,500 and $0 for 2005, 2004 and 2003 respectively in accordance with the Management Incentive Plan as described in (2) above, and $91,049, $81,000, $90,000 for 2005, 2004 and 2003 respectively in accordance with the Targeted Incentive (TI) Plan. The Compensation Committee of our board approved the TI Plan, which is an annual plan but paid monthly. The TI payments are paid pursuant to a formula tied to the monthly budgeted US Field EBITDA performance. The targeted amount is approved by the Compensation Committee at the beginning of the year.

(4)   Represents employer match under the 401(k) plan, and for Mr. Holthaus, the amount includes a disability insurance premium of $4,058 in each of 2005, 2004 and 2003.

(5)   Mr. Singer’s employment as Chief Financial Officer commenced on February 28, 2005. Under the terms of an employment agreement, as described below, effective March 25, 2005, Mr. Singer received a base compensation of $300,000, incentive bonus target of $125,000, and grants of 114,090 stock options in 2005 at a grant price of $14.86. Mr. Singer was also paid a signing bonus of $100,000. Mr. Singer received an additional grant of 57,500 stock options at a grant price of $16.00 in September 2005.

Effective March 28, 2006, the Compensation Committee of our Board approved the 2006 compensation for the Chief Executive Officer and the other named executive officers including the 2006 Management Incentive Plan. Base compensation for 2006 for Messrs. Holthaus, Singer, Donegan, LeBuhn and Ross are, $500,000, $315,000, $270,000, $188,000 and $140,000, respectively. Management Incentive bonus targets for 2006 for Messrs. Holthaus, Singer, Donegan, LeBuhn and Ross are $300,000, $140,000, $90,000, $75,000 and $35,000 respectively. Annual bonuses are paid to key management personnel during the first quarter of 2007 pursuant to a formula tied to annual budgeted EBITDA performance. If the targeted performance is achieved, a bonus is paid in an amount equal to a fixed dollar amount. If performance exceeds targeted levels, bonuses may be paid at an accelerated rate based on a formula not to exceed 2.5 times the fixed dollar amount. If minimum targets are not achieved, no bonuses are paid. The Compensation Committee also approved Mr. Donegan’s TI bonus target for 2006 of $90,000, pursuant to the TI Plan, as referred to in footnote (3) above. Annual bonuses for the Company’s Chief Executive Officer, and all other Executive Officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee.

Employment Agreements

We have entered into employment agreements with each of Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross, the terms of which are summarized below. Mr. Holthaus serves as President and Chief Executive Officer. Mr. Donegan serves as our Executive Vice President—US Field Operations. Mr. Singer serves as Chief Financial Officer. Mr. LeBuhn serves as Senior Vice President and Chief Administrative Officer. Mr. Ross serves as Vice President and General Counsel.

The term of the employment agreements with each of Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross commenced on September 20, 2005 and will terminate on the fifth anniversary of that date. Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross will receive a base salary of $486,000, $265,000, $300,000, $181,000 and $132,500, respectively, subject to upward adjustment by our Board of Directors in its sole discretion, and each of these executive officers is eligible to receive an annual cash bonus through participation in our management incentive plan, as in effect from time to time, and equity awards through our 2005 Omnibus Award Plan. In addition, Mr. Donegan is also eligible to participate in our targeted incentive plan for field management. Each of these executive officers will be eligible to participate in our benefit plans, policies and programs.

If the employment of any of these executive officers is terminated by us without “cause” or by the executive officer for “good reason” following a “change in control” (as each term is defined in the applicable employment agreement), as applicable, then:

•       the executive officer will be entitled to receive continued monthly payments of the executive officer’s base salary and a management incentive bonus equal to the bonus paid to the executive officer in the year before his year of termination (plus in the case of Mr. Donegan the targeted incentive plan bonus paid to him for such prior year) to be paid ratably for twelve months (eighteen months for each of Messrs. Holthaus and Donegan) following the date of termination. The executive officer will also receive a pro rata portion of the management incentive bonus for the year of his termination to be paid when the management incentive bonuses for such year are paid generally. If Section 409A of the Internal Revenue Code (the “Code”) applies to the payments, the payments will commence on the six-month anniversary of the date of termination; and

•       the executive officer will be permitted to continue to participate in our health plan and our group term life insurance plan (and we will pay the premium of Mr. Holthaus’s long term disability) at our cost, until the executive officer ceases to receive the continued base salary and management incentive bonus payments described above, unless the executive officer becomes eligible for comparable benefits from a subsequent employer, at which time he may continue to participate at the executive officer’s cost for the remainder of the federally required period (generally eighteen months following the termination of the executive officer’s employment).

All payments and benefits to be paid or provided to any of these executive officers following a termination of the executive officer’s employment by us without cause or by the executive officer for good reason following a change of control are conditioned upon the executive officer’s execution of a general release.

Following the termination of employment of any of the executive officers for any reason, the executive officer will be subject to:

•       a post termination non-compete covenant covering the entire United States of America for twelve months (eighteen months for each of Messrs. Holthaus and Donegan) following the date of termination,

•       a twelve month post-termination covenant to not hire or attempt to hire any of our employees, and

•       a twelve month post-termination covenant to not solicit any of our current or potential customers.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005 with respect to the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,221,885	(1)	$6.72	2,248,347 (3)
Equity compensation plans not approved by security holders	2,011,745	(2)	$10.62	—
	4,233,630		$8.57	2,248,347

(1)          Consists of the Company’s 1994 Employee Stock Option Plan and 2005 Employee Stock Option Plan. Includes 16,872 restricted stock units to members of the Company’s Board of Directors which vest within six months from the date of grant. Includes an aggregate of 264,550 of stock options subject to issuance pursuant to company performance goals pursuant to the 2005 Employee stock option plan. Achievement of Company performance goals requires certain EBITDA results cumulatively through 2009, or separately for each of the years 2005 through 2009, as previously established and determined by the Compensation Committee of the Board of Directors. Options will vest only if applicable company performance goals are fully met and cumulative EBITDA targets are reached or exceed cumulative goal targets. If actual cumulative EBITDA is between the threshold and goal targets, or if only annual and not cumulative targets are met, a smaller number of options would vest. If an individual recipient does not remain employed by or associated with the Company on the cumulative vesting date, employees would forfeit options other than those vested as a result of annual targets.

(2)          Consists of the Company’s 1997 Employee Stock Option Plan and 2003 Employee Stock Option Plan. Options were granted at not less than fair-market value on the date of the grant, provide for vesting over a period of five years and have a term of ten years from the date of the grant.

(3)          Consists of 1,254,028 shares remaining available under the Company’s 2005 Employee Stock Option Plan and 994,319 shares remaining available for future awards under the Company’s Employee Stock Purchase Plan.

Option Grants in Last Fiscal year

The following table contains information covering the number and value of our stock options granted to the Named Executive Officers during the last fiscal year ended December 31, 2005.

Name	Number of securities underlying options(1)		Percent of total options granted to employees in fiscal year	Exercise price	Expiration date	Grant date present value of options(3)
Gerard E. Holthaus	144,000	(1)	20.0%	$16.00	September 19, 2015	$7.97
Robert C. Singer	114,090	(2)		$14.87	March 25, 2015	$6.38
	57,500	(1)		$16.00	September 19, 2015	$7.97
	171,590		23.8%
Joseph F. Donegan	57,500	(1)	8.0%	$16.00	September 19, 2015	$7.97
William C. LeBuhn	43,000	(1)	6.0%	$16.00	September 19, 2015	$7.97
John B. Ross	5,750	(1)	0.8%	$16.00	September 19, 2015	$7.97

(1)          Fifty percent of the options granted vest ratably over the next four years on September 19, 2006, 2007, 2008 and 2009, and fifty percent vest based on the Company meeting certain financial goals over the four periods ending December 31, 2005, 2006, 2007 and 2008. All options expire 10 years from the effective date of grant. In the event of a change in control, if our Compensation Committee determines, the options will fully vest.

(2)          100% of options vested at initial public offering date of September 19, 2005.

(3)          The grant date fair value of the options noted above was $6.38 and $7.97 for options granted on March 25, 2005 and September 19, 2005, respectively, and was calculated using the Cox Ross Rubinstein binomial model valuation method with the following assumptions:

	March 25, 2005 Grant	September 19, 2005 Grant
•an expected volatility of	44.10%	47.10%
•a risk free rate of return	4.17%	4.07%
•a dividend yield of	0%	0%
•and an expected life of	5 years	6.25 years

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

During the last fiscal year, the Company’s executive officers named in the table below, exercised certain options granted to them in prior years. Those option exercises and the remaining unexercised options at December 31, 2005 are summarized as follows:

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal year End Exercisable/Unexercisable(1)	Value of Unexercised In-the-Money Options At Fiscal year End Exercisable/Unexercisable(2)
Gerard E. Holthaus	230,842	$3,226,909	924,489/144,000	$9,615,269/$188,640
Robert C. Singer	—	—	114,090/57,500	$278,380/$75,325
Joseph F. Donegan	80,339	$1,111,532	347,116/57,500	$3,598,098/$75,325
William C. LeBuhn	89,181	$1,253,977	292,257/43,000	$3,141,208/$56,330
John B. Ross	54,003	$731,937	200,415/5,750	$2,269,491/$7,532

(1)          Of the options granted  in 2005, 50% vest ratably over the next four years on September 19, 2006, 2007, 2008 and 2009, and 50% vest ratably based on the Company meeting certain financial targets over the four year periods ending December 31, 2005, 2006, 2007 and 2008. All other options became fully vested in conjunction with the 1997 Recapitalization and initial public offering.

(2)          Based on the fair market stock value of $17.31 at December 31, 2005.

1994 Employee Stock Option Plan

In March 1995, the Scotsman Holdings, Inc. 1994 Employee Stock Option Plan was adopted for certain salaried key employees (the “1994 Plan”). All options outstanding under the 1994 Plan became fully vested in conjunction with the 1997 Recapitalization. The exercise price of an option will not be less than the fair market value on the date of grant. Effective immediately prior to our public offering on September 19, 2005, we suspended all new grants under the 1994 Plan.

Amended and Restated 1997 Employee Stock Option Plan

The Scotsman Holdings, Inc. 1997 Employee Stock Option Plan was adopted in December 1997 and amended and restated in December 1998 (the “1997 Plan”) to permit grants of options to purchase our Common Stock which may be granted to our officers and key employees or the officers and key employees of any of our affiliates. The purpose of the 1997 Plan is to promote our interests by (1) attracting and retaining outstanding individuals as officers and other key employees and (2) motivating such individuals to achieve our long-term performance goals by providing incentives in the form of stock ownership. Both non-qualified stock options and incentive stock options may be granted under the 1997 Plan. Our compensation committee has the authority to determine the participants to whom options are granted, the types of options to be granted to each participant, the number of shares covered by each option, the option exercise price, the conditions and the limitations applicable to the exercise of each option and to establish performance standards for determining the periods during which each option will be exercisable. Our compensation committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, options, in the case of certain unusual or nonrecurring events, whenever our Board of Directors determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits under the 1997 Plan. The individual option agreements govern manner of exercise and disposition of options following retirement, disability, death or other termination of employment. Prior to our public offering on September 19, 2005 we suspended all new grants under the 1997 Plan.

2003 Employee Stock Option Plan

In January 2003, the Scotsman Holdings, Inc. 2003 Employee Stock Option Plan was adopted for certain key employees (the “2003 Plan”) to permit grants of options to purchase our Common Stock to our officers and key employees or the officers and key employees of any of our affiliates. The purpose of the 2003 Plan is to promote our interests by attracting and retaining outstanding individuals as officers and other key employees and motivating such individuals to achieve our long-term performance goals by providing incentives in the form of stock ownership. Both non-qualified stock options and incentive stock options may be granted under the 2003 Plan. Fifty percent of the options granted to a participant will vest ratably over five years and fifty percent will vest ratably based on our meeting certain financial targets over the same five years. Our compensation committee has the authority to determine the participants to whom options are granted, the types of options to be granted to each participant, the number of shares covered by each option, the option exercise price, the conditions and limitations applicable to the exercise of the option and to establish performance standards for determining the periods during which each option will be exercisable. Our compensation committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, options, in the case of certain unusual or nonrecurring events, whenever our Board of Directors determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits under the 2003 Plan. The individual option agreements govern manner of exercise and disposition of options following retirement, disability, death or other termination of employment.

Prior to our public offering on September 19, 2005, we suspended all new grants under the 2003 Plan.

2005 Equity Award Plan

Prior to our public offering, we adopted the Williams Scotsman International, Inc. 2005 Omnibus Award Plan (the “2005 Plan”), for grants to be made to participants. The purpose of our Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

Terms of the Plan

Administration.   Our compensation committee administers our 2005 Plan. The committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2005 Plan, and to adopt, alter and repeal rules, guidelines and practices relating to our Plan. Our compensation committee has full discretion to administer and interpret the Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine among other things the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised.

Eligibility.   Any of our employees, directors, officers or consultants, or of our subsidiaries or their respective affiliates are eligible for awards under our 2005 Plan. Our compensation committee has the sole and complete authority to determine who will be granted an award under the plan.

Number of Shares Authorized.   The 2005 Plan provides for an aggregate of 1,800,000 shares of our Common Stock to be available for awards. No participant may be granted awards of options and stock appreciation rights with respect to more than 900,000 shares of Common Stock in any one year. No more than 900,000 shares of Common Stock may be granted under our 2005 Plan with respect to performance compensation awards in any one year. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our Common Stock subject to such award will again be available for future grant. If there is any change in our corporate capitalization, the compensation committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2005 Plan, the number of shares covered by awards then outstanding under our 2005 Plan, the limitations on awards under our 2005 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2005 Plan will have a term of ten years and no further awards may be granted after that date.

Awards Available for Grant.   The compensation committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards or any combination of the foregoing. The maximum amount payable pursuant to a cash bonus under our 2005 Plan is $1,000,000.

Options.   The compensation committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the compensation committee.

Stock Appreciation Rights.   Our compensation committee is authorized to award stock appreciation rights (referred to in this prospectus as SARs) under the 2005 Plan. SARs will be subject to the terms and conditions established by the compensation committee.

Restricted Stock.   Our compensation committee is authorized to award restricted stock under the 2005 Plan. Awards of restricted stock will be subject to the terms and conditions established by the compensation committee.

Restricted Stock Unit Awards.   Our compensation committee is authorized to award restricted stock units. Restricted stock unit awards will be subject to the terms and conditions established by the compensation committee.

Stock Bonus Awards.   Our compensation committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the compensation committee may determine.

Performance Compensation Awards.   The compensation committee may grant any award under the 2005 Plan in the form of a cash bonus or in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The committee may establish these performance goals with reference to one or more of the following:

•       net earnings or net income (before or after taxes);

•       basic or diluted earnings per share (before or after taxes);

•       net revenue or net revenue growth;

•       gross profit or gross profit growth;

•       net operating profit (before or after taxes);

•       return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•       cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•       earnings before or after taxes, interest, depreciation, and amortization;

•       gross or operating margins;

•       productivity ratios;

•       share price (including, but not limited to, growth measures and total stockholder return);

•       expense targets;

•       margins;

•       operating efficiency;

•       objective measures of customer satisfaction;

•       working capital targets; and

•       measures of economic value added.

Transferability.   Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment.   Our 2005 Plan will have a term of ten years. Our Board of Directors may amend, suspend or terminate our 2005 Plan at any time; however, stockholder approval may be necessary if the law or listing standards of the Nasdaq National Market so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control.   In the event of a change in control (as defined in the 2005 Plan) if the compensation committee in its discretion so determines, all outstanding options and equity issued under the 2005 Plan shall fully vest and performance compensation awards will vest, as determined by the compensation committee, based on the level of attainment of the specified performance goals. The compensation committee may, in its discretion, cancel outstanding awards and pay the value of the awards to the participants in connection with a change in control.

401(k)/Defined Contribution Plan

The 401(k) Plan has a “matching” contribution feature under which the Company may contribute a percentage of the amount deferred by each participant, excluding the “catch-up contribution.”  Such percentage, if any, is determined by Company management at its discretion. The Plan also has a discretionary “profit sharing” feature, under which the Company may contribute, at its discretion, an additional amount allocable to the accounts of active participants meeting eligibility requirements. Company contributions to the 401(k) Plan participant vest ratably during the first five years of a participant’s employment and 100% thereafter. The Company temporarily eliminated the 401(k) employer match in April 2003 as part of a cost reduction initiative. On January 1, 2004, the Company reinstated the employer match program for 401(k) contributions. No contributions have been made by the Company under the profit-sharing feature.

A participant’s 401(k) Plan benefits generally are payable upon the participant’s death, disability, retirement, or other termination of employment. Payments under the 401(k) Plan are made in a lump sum. In 2005, we made matching contributions to the 401(k) Plan participants in an aggregate amount approximating $582,000.

Deferred Compensation Plan for Executives

During 1997, we adopted a deferred compensation plan for executives (the “Deferred Compensation Plan”) which is meant to be an unfunded deferred compensation plan maintained for a select group of management within the meaning of Sections 201(2), 301(a)(3) and 401 (a)(1) of the Employee Retirement Income Security Act of 1974. The Deferred Compensation Plan allows key employees to defer a specified amount of their compensation until termination or upon the occurrence of other specified events. All amounts credited to participants’ accounts are deemed invested in the investment vehicles of the employee’s choice. Because this plan is funded entirely by employee contributions, we have no funding liability for this plan. As of December 31, 2005, the total amount deferred under this Deferred Compensation Plan, including earnings, was approximately $321,000.

Employee Stock Purchase Plan

We have adopted the Williams Scotsman International, Inc. 2005 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The purpose of the Employee Stock Purchase Plan is to provide our employees with an opportunity to purchase our common shares at a 4.75% discount to fair market value through accumulated payroll deductions. Employees may elect to participate in semi-annual offer periods, commencing at times set by our Board of Directors. All of our employees are eligible to participate in the Employee Stock Purchase Plan beginning with the first offer period beginning on or after their hire dates, so long as their customary employment is more than 20 hours per week and at least five months in any calendar year. Subject to certain limitations, eligible employees may elect to have up to $10,000 of payroll deductions made during each offer period. The Employee Stock Purchase Plan terminates five years after it becomes effective, unless it is terminated sooner by the board. The maximum number of common shares available for sale under the plan is 1,000,000 shares, subject to adjustments for certain defined events. The Employee Stock Purchase Plan is intended to be qualified under Section 423 of the Code.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including all or any portions of this Proxy Statement, the following report and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

Compensation Committee Report on Executive Compensation

Responsibilities and Goals

The Compensation Committee, composed of independent, non-employee Directors, has the responsibility of administering executive compensation and benefit programs, policies and practices. In 2005, the Committee consisted of James L. Singleton and Steven B. Gruber serving as Chairman. The Committee engages the assistance of outside consultants and uses third-party surveys in its consideration of compensation levels and incentive plan designs. On an annual basis, the Committee reviews and approves the compensation and benefit programs for the executive officers, including the Chairman and Chief Executive Officer.

Executive Officer Compensation

The objective of the Company’s compensation program for executive officers, including Mr. Holthaus, is to attract, motivate, and reward the high caliber of executive performance required to be successful in the competitive business services industry, and to enhance positive business results and growth in stockholder value.

The Company’s compensation program for executive officers consists of a base salary, annual incentive bonuses and long-term incentives. Executives have significant amounts of compensation at risk, based on performance. The Company’s Executive Compensation Programs can be described as follows:

•       Base salaries for the Company’s executives are targeted at or near the median of similar business services companies. Salaries for each executive are reviewed annually, taking into account factors such as overall Company performance in relation to competition and industry circumstances, changes in duties and responsibilities, strategic and operational accomplishments, and individual experience and performance. From time to time (and not necessarily on an annual basis), the Committee adjusts base salaries for executive officers (including Mr. Holthaus) based on performance, and if appropriate to reflect competitive pay practices of peer companies.

•       Annual bonuses are tied to annual budgeted EBITDA performance. If the targeted performance is achieved, a bonus is paid in an amount equal to a fixed dollar amount. If performance exceeds targeted levels, bonuses may be paid at an accelerated rate based on a formula not to exceed 2.5 times the fixed dollar amount. If minimum targets are not achieved, no bonuses are paid. Annual bonuses for the Company’s Chief Executive Officer, and all other executive officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee. Cash bonus incentive awards granted for 2005 performance reflect significant financial achievements, which exceeded targeted performance levels.

•       Long-term incentives generally are granted in the form of equity awards such as stock options. The Committee believes that equity awards are an effective long-term link between executive performance and stockholder value. The Committee authorized a stock option grant in September 2005, and each of the Named Executive Officers received an equity award as shown in the table reflecting option grants in the Last Fiscal Year.

CEO Compensation

Compensation for the Chief Executive Officer is structured the same as compensation for other senior management employees. As disclosed in the table on page 12 of this proxy statement, Mr. Holthaus’ compensation for 2005 consisted of a salary, a cash bonus, and the grant of an option under the Company’s stock option plan.

Conclusions

The Committee’s goal is to maintain compensation and benefit programs that are competitive within the practices of comparable companies and clearly align management with the growth of stockholder value. The Committee believes that the 2005 compensation levels as disclosed in this Proxy Statement are reasonable and appropriate.

The Committee intends to ensure that compensation paid to its executive officers is within the limits of, or exempt from, the deductibility limits of 162(m) of the Internal Revenue Code and expects that all compensation will be deductible. However, it reserves the right to pay compensation that is not deductible if it determines that to be in the best interests of the Company and its stockholders.

Respectfully Submitted:

Compensation Committee

STEVEN B. GRUBER; CHAIR

JAMES L. SINGLETON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Steven B. Gruber is a Managing Partner of Oak Hill Capital Management, Inc., which is the manager of Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P. and is a Managing Partner of Oak Hill Capital Management II, LLC, which is the manager of Oak Hill Capital Partners II, L.P. and Oak Hill Capital Management Partners II, L.P. (collectively, the “Oak Hill Partnerships”). Scotsman Partners, L.P., which owns approximately 24.73% of our outstanding Common Stock, and the Oak Hill Partnerships are related parties. Mr. Gruber also is the Chairman of the Board of ExlService Holdings, Inc. (“EXL”), which is majority-owned by the Oak Hill Partnerships. EXL provides consulting assistance to us in connection with our Sarbanes-Oxley compliance program. In 2005 and 2004, we paid EXL approximately $273,000 and $27,000, respectively, in fees and expense reimbursements.

James L. Singleton was initially designated to serve on our board by Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P., which own approximately 24.73% of our outstanding Common Stock and are controlled by The Cypress Group L.L.C. Mr. Singleton was until December 2005, the Co-Chairman of The Cypress Group, LLC, a private equity firm which he co-founded in April 1994. He is currently a director of WESCO. Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. were significant holders of shares in WESCO prior to August 2005.  We use services from WESCO relating to plumbing, heating, air conditioning and electrical parts and supplies to maintain our fleet. We paid WESCO approximately $646,000, $1,265,000, and $1,352,000 in 2003, 2004, and 2005, respectively, for such services. Also, Mr. Stephen A.Van Oss, a Board Member who is a member of the Audit Committee, is the Senior Vice President and Chief Financial and Administrative Officer of WESCO.

Except as described above, no member of the Compensation Committee has any interlocking or insider relationship with the Company which is required to be reported under the applicable rules and regulations of the SEC.

Stock Performance Graph

The chart set forth below shows the value of an investment of $100 on September 20, 2005 (the first day our Common Stock was traded) in each of the Company’s Common Stock, the Russell 2000 Index, and comparable issuers for the period from September 20, 2005 to December 31, 2005. All values assume reinvestment of the pre-tax value of dividends.

Comparison of Cumulative Total Return
Value of Investment of $100 on September 20, 2005

The comparable issuers consist of the following companies engaged in our industry:  Mobile Mini, Inc. and McGrath RentCorp. All of the current peer group issuers were publicly traded as of December 31, 2005.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of Williams Scotsman International, Inc.’s (“Company”) financial reporting process, compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audits of its financial statements, and the qualifications and independence of its independent auditors.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, which has been approved by the Board of Directors and adopted by the Audit Committee. We review and reassess the Charter at least annually, and more frequently as necessary to address and recommend any changes to the Board of Directors for approval. The Audit Committee currently consists of independent, non-employee directors, who are recommended by the Nominating and Corporate Governance Committee and appointed by the Board. The Audit Committee and the Board have designated James A. Flick, Jr. as the “audit committee financial expert,” based on his designation as a certified public accountant and his public accounting experience and experience as a chief financial officer of a publicly held company.

The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent auditors also review the Company’s quarterly financial statements. Management is responsible for the financial statements and the financial reporting process, including internal controls. We are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s independent auditors the overall scope and plans for their respective audits. We meet periodically with management, and the independent auditors both together and separately. We review and discuss any management letter comments with the independent auditors and management’s response.

In this context, the Audit Committee hereby reports as follows:

1.                We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. Management represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

2.                The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Communication with Audit Committees). These matters included a discussion of the independent auditors’ judgments about the quality (not just the acceptability) of the Company’s accounting practices, and accounting principles, as applied to its financial reporting.

3.                The Audit Committee received from Ernst & Young LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP its independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair Ernst & Young LLP’s independence. We pre-approve all audit and permitted non-audit services performed by Ernst & Young LLP.

4.                Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent auditors to the Audit Committee, we recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. We have concluded that the independent auditors are independent from the Company and its management.

We have appointed Ernst & Young LLP as the Company’s independent auditors for 2006, subject to stockholder ratification.

This Report is submitted by the members of the Audit Committee of the Board of Directors of Williams Scotsman International, Inc.

Audit Committee
James A. Flick, Jr., Chair
Stephen A. Van Oss
Michael F. Finley

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2005 and 2004:

	2005	2004
Audit Fees(1)	$755,000	$289,000
Audit Related Fees(2)	28,000	314,000
Tax Fees(3)	14,000	17,000
All Other Fees	—	-
Total	$797,000	$620,000

(1)          Audit services of Ernst & Young LLP for fiscal years 2005 and 2004 consisted of the audit of the consolidated financial statements of the Company, quarterly review of financial statements and advisory services on technical issues related to the audit. In 2005, The Company incurred approximately $410,000 related to audit services in connection with filings with the Securities and Exchange Commission related to the Company’s initial public offering and refinancing transactions.

(2)          These fees represent advisory services and review of documentation related to the Company’s internal controls over financial reporting, audit of the Company’s 401K Plan, and due diligence services related to Wiron minority interest and the California fleet acquisition in 2004.

(3)          Represents fees for tax preparation and federal, state and local tax matters. The Audit Committee considered whether the provision by Ernst & Young LLP of non-audit services to the Company is compatible with maintaining the  independence of Ernst & Young LLP with respect to the Company.

Pursuant to the Company’s Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its outside auditor are approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Committee at its next scheduled meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our employees, including all of our officers and directors, and particularly our chief executive officer, chief financial officer, principal accounting officer and other persons performing similar functions. This code is available on our website www.willscot.com under the heading “Investor Relations”. We will promptly disclose on our website any amendments to, and waivers from, our code of business conduct and ethics, if and when required.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon the review of the copies of such reports furnished to us or written representations that no other reports were required during the fiscal year ended December 31, 2005, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders’ Agreement

We, the Investor Stockholders and certain of our officers and employees identified as management stockholders are parties to a Management Stockholders’ and Optionholders’ Agreement dated as of September 14, 1998 (the “Stockholders’ Agreement”). The Stockholders’ Agreement was amended on September 23, 2005 prior to consummation of the initial public offering of the shares of Common Stock of the Company. Except for the registration rights provisions which were amended as described below, all provisions of the Stockholders’ Agreement were terminated.

Under the amended Stockholders’ Agreement, if we at any time after an initial public offering propose to register Common Stock on behalf of the Investor Stockholders, the management stockholders are entitled to piggyback registration rights with respect to such registration unless (i) the Common Stock held by such management stockholder has been disposed of pursuant to an effective registration statement, (ii) the entire amount of the Common Stock held by such management stockholder may be sold pursuant to Rule 144(k) or (iii) the Common Stock held by such management stockholder has ceased to be outstanding. However, the number of shares which may be sold by a management stockholder without the consent of the Investor Stockholders pursuant to any such registration statement may not exceed the product of (A) the total number of shares then beneficially owned by such management stockholder and (B) a fraction, the numerator of which shall be the total number of shares intended to be disposed of by the Investor Stockholders pursuant to such registration statement and the denominator of which shall be the total number of shares then beneficially owned by the Investor Stockholders.

In connection with the registrations described above, we will indemnify any selling stockholders against certain liabilities, including liabilities under the Securities Act, and we will pay all fees, costs and expenses (except underwriting discounts and selling commissions).

Investor Stockholders Agreement

On May 22, 1997, the Company, the Investor Stockholders, and the Odyssey Investment Group, Midocean Capital Partners New US, L.P. and Mr. Barry Gossett (together with their permitted transferees and the Investor Stockholders, the “Participating Stockholders”) entered into an investor stockholders agreement, which was subsequently amended on September 1, 1998 (the “Investor Stockholders Agreement”).

Other than the registration rights provisions described below, the Investor Stockholders Agreement was terminated on September 23, 2005 upon consummation of the initial public offering of the shares of our Common Stock.

Under the Investor Stockholders Agreement, the Company’s principal stockholders are entitled to certain demand and piggyback registration rights. Cypress Stockholders and Scotsman Partners each may demand three registrations, if they own more than 20% of the number of shares that were owned on the effective date of the Investor Stockholders Agreement. Odyssey Investment Group and Barry P. Gossett may demand one registration. We are not required to file a registration statement within 180 days following the effective date of another registration statement in which all Participating Stockholders are entitled to include their securities.

The non-requesting Participating Stockholders are entitled to piggyback registration rights with respect to any registration request made by the requesting Participating Stockholders. If the registration requested by a Participating Stockholder is in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would adversely affect the success of the offering, the number of shares included in the offering shall be reduced pro rata among all Participating Stockholders in the proportion that the number of securities sought to be registered by each Participating Stockholder bears to the total number of securities sought to be registered by all Participating Stockholders; provided that, if the requesting Participating Stockholder is not able to sell at least 50% of the securities it requests to be registered, then this Participating Stockholder will have the right to request one more registration.

The Participating Stockholders are entitled to piggyback registration rights with respect to a registration initiated by us. If we initiate a registration in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would adversely affect the success of the offering, then the number of shares included in the offering shall be determined as follows: (i) first, shares offered by us for our own account; and (ii) second, shares requested to be included by the Participating Stockholders, pro rata among the Participating Stockholders in the proportion that the number of securities sought to be registered by each Participating Stockholder bears to the total number of securities sought to be registered by all Participating Stockholders. In connection with the registrations described above, we will indemnify any selling stockholders against certain liabilities, including liabilities under the Securities Act, and we will bear all fees, costs and expenses (except underwriting discounts and selling commissions).

Oak Hill Securities Accounts

In September 2005, $42.0 million aggregate principal amount of the Company’s $350.0 million aggregate principal amount of 8.50% Notes due 2015 was purchased at the offering price, less the underwriter’s discount, on behalf of accounts managed by Oak Hill Advisors, L.P. and its affiliates, which we collectively refer to as the Oak Hill Securities Accounts.

In August 2003, Oak Hill Securities Accounts purchased at the offering price, less the underwriter’s discount, $30.0 million aggregate principal amount of the Company’s 10% Notes due 2008 (the 10% Notes). In 2002, Oakhill Securities Accounts purchased at the offering price, less the underwriter’s discount, $12.0 million aggregate principal amount of our 9.875% Notes due 2007 (the 9.875% Notes). In connection with the initial public offering of our Common Stock in September 2005, we repurchased or redeemed all outstanding 9.875% Notes and all 10% Notes that were validly tendered. $1.8 million of the 10% Notes are currently outstanding.

The Oak Hill Securities Accounts acquire and actively manage a diverse portfolio of investments. The principals of the Oak Hill Securities Accounts are associated with Oak Hill Capital Management, Inc., Oak Hill Capital Management II, LLC and Keystone Group, L.P. Keystone Group, L.P. is a limited partner of Scotsman Partners. Two of our directors are officers of Keystone Group, L.P.

Tax Sharing Agreement

On June 28, 2005, Williams Scotsman and the Company entered into a tax sharing agreement (the “Tax Sharing Agreement”) whereby the Company elected to file consolidated federal income tax returns on behalf of Williams Scotsman and its subsidiaries. Under the Tax Sharing Agreement, Williams Scotsman and its subsidiaries made payments of $69,031 in 2005 to the Company. These payments generally equal Williams Scotsman and its subsidiaries’ tax liabilities, if these tax liabilities had been computed on a stand alone basis.

Other Transactions

Mr. John T. Moore, Jr., is employed as Manager of Field Reporting of Williams Scotsman and is the son-in-law of our President and Chief Executive Officer. For 2005, Mr. Moore received salary and bonus totaling $81,274 and other employment benefits, including 401(k) contributions by us. His salary and benefits were consistent with those provided to our other employees holding comparable positions. Mr. Moore received salary and bonus totaling $80,259 and $75,691 in 2004 and 2003, respectively.

Pursuant to the directed share program in connection with our initial public offering, Michael F. Finley, a director of our Company, purchased 6,000 shares of our Common Stock at the initial public offering price of $16.00 per share, for a total purchase price of $96,000.

For a discussion of other related party transactions, see “Compensation Committee Interlocks and Insider Participation.”

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any stockholder proposal intended for inclusion in the proxy material for the 2007 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before December 7, 2006 to be included in next year’s mailing. Any such proposal will be subject to the requirements of Exchange Act Rule 14a-8.

Stockholders intending to present a proposal at our 2007 Annual Meeting must comply with the requirements and provide the information set forth in our By-laws. Under our By-Laws, a stockholder must deliver written notice of a proposal and any required information to our Corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the preceding year’s Annual Meeting, provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the preceding year’s Annual Meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the 90th day prior to such Annual Meeting or 10 days following the day on which public announcement of the date of such Annual Meeting is first made. If any stockholder proposal is received untimely, we will not be required to present it at the 2007 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting. Delivery of a proxy, however, confers on the designated proxy, discretionary authority to vote the shares in accordance with their discretion on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies may be obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial owners of our Company stock who share the same address or household may not receive separate copies of this proxy statement and our 2005 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at:

Williams Scotsman International, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236
Attn:  Corporate Secretary
Telephone: 410-931-6105

The Company will provide without charge to each person receiving this proxy statement, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2005. Written requests for a copy of the Company’s Annual Report on Form 10-K should be directed to John B. Ross, Corporate Secretary, 8211 Town Center Drive, Baltimore Maryland 21236.

By Order of the Board of Directors,

JOHN B. ROSS
Corporate Secretary

March 31, 2006

APPENDIX A

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

I.                   Purpose

The primary purpose of the Audit Committee is to oversee (a) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, (d) the audit of the Company’s financial statements and (e) the performance of the  independent auditors.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.              Organization

The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, the Nasdaq National Market (the “Nasdaq”) and any other regulatory requirements, subject to (i) the phase-in periods permitted by the Nasdaq under which the Committee is required to have only one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year of listing, and to (ii) the cure periods permitted by the Nasdaq ; provided that one director who does not satisfy the applicable independence requirements of the Nasdaq may be appointed to and serve on the Audit Committee, subject to compliance with the requirements of NASD Rule 4350(d)(2)(B). At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such individual’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Members of the Audit Committee may be removed at any time by action of the Board. The Audit Committee’s chairperson shall be designated by the Board. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years.

III.         Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall make and retain complete and accurate minutes of its meetings.

IV.           Authority and Responsibilities

In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), (b) approve all audit engagement fees and terms and all non-audit engagements with the independent auditors and (c) perform such other duties and responsibilities set forth under the Securities Exchange Act. The Audit Committee may consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

With respect to the independent auditors:

1.                Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee may delegate to subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

2.                The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to audit and non-audit services.

3.                Evaluate on an annual basis the performance of the independent auditors, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Audit Committee should take into account the opinions of management.

4.                Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

5.                At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6.                Confirm that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements of Regulation S-X have been complied with. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

7.                Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

8.                Review, based upon the recommendation of the independent auditors, the scope and plan of the work to be done by the independent auditors.

With respect to the annual financial statements:

9.                Review and discuss with management, and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.         Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

11.         Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

12.         Prepare the report required by the Securities and Exchange Commission to be included in the Company’s periodic reports, annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:

13.         Review and discuss with management, and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Annual reviews:

14.         Discuss with management and the independent auditors major issues regarding accounting principles used in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

15.         Prior to the filing of any audited financial statements with the Securities and Exchange Commission, review with the independent auditors (i) all critical accounting policies and practices used by the Company,  (ii) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors and (iii) other material written communications between the independent auditors and management.

Periodic reviews:

16.         Periodically meet separately with each of management, and the independent auditors. At such meetings review (a) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

17.         Periodically review with the independent auditor any other audit problems or difficulties (including accounting adjustments that were noted or proposed by the independent auditor but passed by management (due to immateriality or otherwise)), communications between the audit engagement team and the independent auditor’s national office regarding auditing or accounting issues and management or internal control letters issued, or proposed to be issued, by the auditor to the Company) and management’s response to such letters.

18.         Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

19.         Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management. Review with the independent auditors and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

20.         Review and discuss with management, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in regulatory and accounting initiatives, standards or rules.

Discussions with management:

21.         Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

22.         Review and discuss with management, the effect of regulatory and accounting initiatives, all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

23.         Review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the Company’s internal controls:

24.         In consultation with the independent auditors, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

25.         Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

26.         Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the independent auditors’ attestation, and report, on the assessment made by management.

27.         Review with management and the independent auditors any reports or disclosure submitted by management to the Audit Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

Other:

28.         Review and approve all related-party transactions.

29.         Review and approve (a) any amendment to or waiver from the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver.

30.         Provide input to the Chief Executive Officer, at least annually, concerning the performance of the Chief Financial Officer.

31.         Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

32.         Review its own performance annually.

33.         Report regularly to the Board. Review with the full Board any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors.

34.         Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.                Former Employees of the Independent Auditor

The Audit Committee shall be required to pre-approve the hiring of any employee or former employee of the independent auditor who was a member of the Company’s audit engagement team within the preceding two fiscal years. The Audit Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the independent auditor and was a member of the Company’s audit engagement team within the preceding two fiscal years unless (A) (i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Audit Committee determines that the hiring of such individual is in the best interests of the Company’s shareholders or (B) such individual becomes employed by the Company as a result of a business combination and the Audit Committee was made aware of such individual’s prior relationship with the Company as a member of its audit engagement team.

VI.           Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of (a) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other consultants retained to advise the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

THIS PROXY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark your votes as indicated in this example

The Board of Directors recommends a vote “FOR” all nominees named in Proposal 1, and “FOR” Proposal 2.

1.	Proposal 1:

To elect James N. Alexander, Michael F. Finley and Stephen A. Van Oss directors for a three (3) year term ending at the Annual Meeting of Stockholders to be held in April, 2009 and until their respective successors are duly elected and qualify.

FOR all nominees listed below (except as marked to the contrary)			WITHHOLD AUTHORITY to vote for all nominees listed below

☐			☐

Nominees:

		01	James N. Alexander

		02	Michael F. Finley

		03	Stephen A. Van Oss

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) above.

2.	Proposal 2:	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof.

(Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States.)

Signature	Signature	Date

(Please sign exactly as your name appears hereon. Executors, administrators, guardians, officers signing for corporations, trustees and attorneys should give full title. For joint owners, both owners should sign.)

/          FOLD AND DETACH HERE          /

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS, [       ]
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William C. LeBuhn and John B. Ross, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams Scotsman International, Inc. to be held  on April 27, 2006 at 9:30 a.m., at the Company’s offices located at 8211 Town Center Drive, Baltimore, Maryland 21236 and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

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